Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT Ensco plc Subsidiaries as of December 31, 2011

Company Name	Jurisdiction
Andre Maritime Ltd.	Bahamas
C.A. Foravep	Venezuela
Caland Boren B.V.	Netherlands
Dupont Maritime Ltd.	Liberia
Durand Maritime S.A.S.	France
ENSCO (Barbados) Limited	Cayman
ENSCO (Bermuda) Limited	Bermuda
Ensco (Thailand) Limited	Thailand
ENSCO Arabia Co. Ltd.	Saudi Arabia
ENSCO Asia Company LLC	Texas
ENSCO Asia Pacific Pte. Limited	Singapore
ENSCO Associates Company	Cayman
ENSCO Australia Pty. Limited	Australia
ENSCO Brazil Servicos de Petroleo Ltda.	Brazil
ENSCO Capital Limited	Cayman
ENSCO Corporate Resources LLC	Delaware
ENSCO de Venezuela, S.R.L.	Venezuela
Ensco Deepwater International Coöperatief U.A.	Netherlands
ENSCO Deepwater LLC	Delaware
ENSCO Development Limited	Cayman
Ensco do Brasil Petróleo e Gas Ltda.	Brazil
ENSCO Drilling (Caribbean), Inc.	Cayman
ENSCO Drilling Company (Nigeria) Ltd.	Nigeria
ENSCO Drilling Company LLC	Delaware
ENSCO Drilling Limited	Cayman
ENSCO Drilling Mexico LLC	Delaware
ENSCO Drilling Venezuela, Inc.	Cayman
Ensco Endeavors Limited	Cayman
Ensco Finance Co. LLC	Delaware
ENSCO Finance Limited	UK
Ensco France S.A.S.	France
ENSCO Gerudi (M) Sdn. Bhd.	Malaysia
ENSCO Global GmbH	Switzerland
Ensco Global I Ltd.	BVI
ENSCO Global Investments LP	England
Ensco Global IV Ltd.	BVI
ENSCO Global Limited	Cayman
Ensco Global Offshore Drilling Ltd.	BVI
ENSCO Global Resources Limited	UK
Ensco Holdco Limited	UK
ENSCO Holding Company	Delaware
ENSCO Holland B.V.	Netherlands
ENSCO Incorporated	Texas
Ensco Intercontinental GmbH	Switzerland
ENSCO International Incorporated	Delaware
Ensco International Management GP LLC	Delaware
Ensco International Management LP LLC	Delaware
ENSCO Investments LLC	Nevada
ENSCO Labuan Limited	Malaysia
ENSCO Limited	Cayman
Ensco Management Corp.	BVI
ENSCO Maritime Limited	Bermuda
ENSCO Netherlands Ltd.	Cayman
ENSCO Oceanics Company LLC	Delaware
ENSCO Oceanics International Company	Cayman
ENSCO Offshore Company	Delaware
ENSCO Offshore International Company	Cayman
ENSCO Offshore International Holdings Limited	Cayman
ENSCO Offshore International Inc.	Marshall Islands
Ensco Offshore International LLC	Delaware
Ensco Offshore Petróleo e Gas Ltda.	Brazil
ENSCO Offshore U.K. Limited	UK
ENSCO Overseas Limited	Cayman
ENSCO Resources Management Limited	Cayman
ENSCO Services Limited	UK
ENSCO Services LLC	Delaware
Ensco South Pacific LLC	Delaware
Ensco Synergies LLC	Delaware
Ensco Tennessee LLC	Delaware
Ensco Transnational Limited	Cayman
ENSCO U.K. Limited	UK
ENSCO United Incorporated	Delaware
ENSCO Universal Limited	UK
Ensco Vistas Limited	Cayman
Ensco Wisconsin LLC	Delaware
ENSCO Worldwide GmbH	Switzerland
ENSCO Worldwide Investments Limited	UK
EnscoMadeira Holdings SGPS, Unipessoal Lda.	Madeira
Forasub B.V.	Netherlands
Forinter Limited	Channel Islands
International Technical Services LLC	Delaware
Internationale de Travaux et de Materiel (I.T.M.) S.A.S.	France
Larcom Insurance Ltd.	Bermuda
Martin Maritime Ltd.	Bahamas
Medfor (L) Ltd.	Labuan
P.T. ENSCO Sarida Offshore	Indonesia
Petroleum Finance Corporation	Cayman
Petroleum International PTE Ltd.	Singapore
Petroleum Supply Co.	Delaware
Pride Arabia Co. Ltd.	Saudi Arabia
Pride Deepwater (BVI) 1, Ltd.	BVI
Pride Deepwater (BVI) 2, Ltd.	BVI
Pride Deepwater USA, Inc.	Delaware
Pride Foramer S.A.S.	France
Pride Forasol Drilling Nigeria Ltd.	Nigeria
Pride Forasol S.A.S.	France
Pride Global II Ltd.	BVI
Pride Global III Ltd.	BVI
Pride Global Offshore Nigeria Ltd.	Nigeria
Pride International Egypt LLC	Egypt
Pride International Ltd.	BVI/Barbados
Pride International Management Co. LP	Texas
Pride International Services, Inc.	Delaware
Pride International, Inc.	Delaware
Pride North America LLC	Delaware
Somaser S.A.S.	France
Sonamer Angola Ltd.	Bahamas
Sonamer Drilling International Limited	Bahamas
Sonamer Jack-Ups Ltd.	Bahamas
Sonamer Limited	Bahamas
Sonamer Perfuracoes Ltd.	Bahamas